Exhibit 10.2

Mo Xing Shang Xing Labor Contract

This contract involves the trade secrets of Mo Xing Shang Xing (Beijing) Technology Co., Ltd.

Restricted use to designated entities or individuals specified in the project information

Prohibited from disclosure to third parties in any form without written permission.

Contract Number: SZ-001

Party A: Mo Xing Shang Xing (Beijing) Technology Co., Ltd.

Party B: Jianru Yang

This contract is signed by the parties on December 1, 2021, in Chaoyang District, Beijing.

Party A：MoXing ShangXing (Beijing) Technology Co., Ltd.

Address：Room 1, 23A, 20th Floor, No. 7 Guanghua Road, Chaoyang District, Beijing

Legal Representative：Jianru Yang

Party B：	Jianru Yang
Gender：	Male	Resident ID Number：
Contact Number：		Residential Address：

In accordance with the provisions of the Labor Law of the People's Republic of China, the Labor Contract Law of the People's Republic of China, and other relevant laws and regulations, both parties, based on the principles of equality, voluntariness, and negotiation, agree to sign this labor contract (hereinafter referred to as "the Contract") and jointly abide by the terms listed in this Contract.

1. Type and Term of Labor Contract

Article 1: The term of this contract is determined by the following method: A

A. Fixed-term contract. From December 1, 2021, to November 30, 2024. If both parties agree to continue after the contract expires, it will automatically be extended by 30 days. After the 30-day period, if no new contract is agreed upon, this contract will terminate.

B. No fixed-term contract. Starting from (date).

C. Contract based on completing a specific task. If the actual start date of Party B's work differs from the contract start date, the actual start date will serve as the effective start date of this contract. Similarly, the end date will be automatically adjusted accordingly.

Article 2: The probation period is agreed upon as following method: 1

1、No probation period.

2、The probation period is from (start date) to (end date). (For contracts with a term of more than three months but less than one year, the probation period shall not exceed one month; for contracts of more than one year but less than three years, the probation period shall not exceed two months; for contracts of three years or more, or those without a fixed term, the probation period shall not exceed six months.)

If Party B meets the hiring requirements after the probation period, the contract will become a formal contract.

2. Work Content and Personnel Adjustment

Article 3: Party B agrees to work in the General Affairs Department as a Manager, according to Party A's work requirements.

Article 4: Party B must diligently perform the job duties assigned by Party A, complete the tasks, and meet the work standards for the position.

Article 5: Party A has the right to adjust Party B’s job position and corresponding salary according to the business needs, Party B's expertise, abilities, and performance (based on assessments). Party B should comply with Party A’s arrangement and management and complete assigned tasks on time, with quality, and in quantity.

3. Labor Protection and Working Conditions

Article 6: Party A will provide Party B with a safe and hygienic working environment in accordance with national regulations, ensuring Party B's personal safety and health while working.

Article 7: Party A will provide necessary working conditions and tools, continually improving work processes and standards.

Article 8: During Party B's employment, Party A will provide education and training on professional ethics, labor safety, business skills, labor discipline, and Party A’s company rules. Party A will cover the training fees, but if Party B resigns during the contract term, Party A has the right to require compensation for training expenses, including travel expenses incurred during training.

Article 9: Outside of working hours, Party A will provide the environment, equipment, and valuable resources for Party B's personal learning and growth. Party B must follow proper procedures, use and maintain the equipment properly, and abide by the company's confidentiality requirements.

4. Labor Remuneration

Article 10: Party B is entitled to receive the corresponding labor remuneration after attending work and fulfilling the required duties. The salary during the probation period is: before tax: / , with 70% as basic salary and 30% as performance-based salary. After probation, if Party B meets the requirements, the monthly comprehensive salary will be: before tax: 13,000 RMB/month, with 70% as basic salary and 30% as performance-based salary. Employee benefits and performance bonuses will be based on Party B’s performance, contributions, and actual work achievements as per Party A's compensation and performance management system.

Article 11: Party A will pay Party B's salary between the 11th and 13th of each month in the form of cash.

Article 12: Party A will withhold and pay personal income tax and other required contributions in accordance with the current laws and regulations of the People's Republic of China.

5. Insurance and Welfare Benefits

Article 13: Party A will provide the following benefits to Party B:

(1)	Party B is entitled to statutory public holidays, marriage leave, bereavement leave, family planning leave, etc.

(2)	Party A will pay the required social insurance for Party B as per the national regulations, and Party B's personal contribution will be deducted from their salary.

(3)	If Party B chooses not to participate in social insurance at Party A's location, Party A will pay the legal social insurance fees together with Party B’s salary. Party B must pay the social insurance fees at their registered location and provide the relevant documentation to Party A. If Party B fails to make payments at the registered location, Party A will not be responsible for any disputes concerning social insurance.

6. Labor Discipline and Protection of Business Secrets

Article 14: Party B must comply with national laws, regulations, and Party A’s rules (including attendance policies, employee manuals, salary management system, and performance management system). Party B must also comply with financial management rules, protect Party A's public property, and adhere to professional ethics. Party B is required to sign confirmation of Party A’s rules. If Party B fails to sign, it will be considered as agreement to Party A’s rules.

Article 15: If Party B violates company rules or causes harm to Party A’s reputation or economic loss, Party A will apply penalties as per the company’s reward and punishment system, and may terminate the labor contract.

Article 16: If Party B intentionally or through serious negligence causes damage to Party A’s property, Party A has the right to demand full compensation for the economic loss.

Article 17: Party B commits not to disclose Party A’s business secrets during the term of the contract and after leaving. Breach of this confidentiality agreement will result in liability for breach of contract, and Party A has the right to demand compensation for any resulting economic losses.

7. Training Service Period and Non-Compete Clause

Article 19: If Party A provides training expenses for Party B’s professional technical training, the parties will enter into a separate training agreement specifying a service period. If Party B violates this agreement, they will be liable for penalty payments.

Article 20: Party A has the right to require Party B to sign a non-compete agreement based on the business secrets Party B may access during employment. This agreement is an attachment to this contract and holds equal legal weight.

8. Changes, Termination, and Renewal of the Contract

Article 21: If the laws, administrative regulations, or rules upon which this contract is based change, the contract shall be amended accordingly.

Article 22: If there is a significant change in the objective circumstances upon which this contract was established, making it impossible to perform this contract, the relevant content of the contract can be modified through mutual agreement between Party A and Party B.

Article 23: The contract may be terminated by mutual agreement of Party A and Party B.

Article 24: If Party B meets any of the following conditions, Party A may terminate this contract without paying compensation or economic indemnity:

(1)	During the probation period, Party B is proven not to meet the employment requirements.

(2)	Serious violations of discipline, rules, or regulations of Party A.

(3)	Gross negligence, malpractice, or actions that cause significant damage to Party A’s interests.

(4)	Party B is legally held accountable for criminal responsibility.

(5)	Continuous absenteeism for 3 days or cumulative absenteeism of 4 days in a month, in which case Party A has the right to terminate the labor contract.

(6)	Female employees of the appropriate age must inform the company in advance if they are pregnant. If this is concealed, the company has the right to refuse to pay the corresponding policy compensation.

(7)	After monthly, quarterly, or annual assessments, if Party B has been rated as unqualified for 2 or more times (cumulative) and is either unable to perform the job after a transfer or refuses to take up the position, Party A has the right to terminate the contract.

Article 25: In any of the following situations, Party A may terminate this contract but must notify Party B in writing 30 days in advance:

(1)	If Party B is ill or injured not due to work, and after the medical leave period, is unable to perform the original duties or any other duties arranged by Party A.

(2)	If Party B’s performance is unsatisfactory and they are unable to perform their work even after training or a job change.

(3)	If there are major changes in the objective conditions upon which the labor contract was based, making it impossible to perform the contract, and the parties fail to reach an agreement on modifying the contract’s content. For example, if Party A reduces its internal organization, or the work projects assigned to Party B are cancelled or terminated.

Article 26: If Party A is facing bankruptcy or severe operational difficulties, after explaining the situation to all employees, it may terminate the contract.

Article 27: Party A cannot terminate or rescind this contract according to Article 25 under the following circumstances concerning Party B:

(1)	If Party B is ill or injured not due to work and is within the medical leave period.

(2)	If Party B has worked continuously for Party A for 15 years or more, and is less than 5 years away from the statutory retirement age.

Article 28: If Party B suffers from an occupational disease or is injured at work, and the medical treatment is concluded, Party B's labor ability is confirmed to be fully or partially lost according to the city or district labor appraisal committee, it will be handled according to the relevant regulations of Beijing.

Article 29: If Party B intends to terminate this contract, Party B must notify Party A in writing 30 days in advance, and within 3 days before leaving, complete the handover procedures, return all relevant materials and items in good condition, hand over the work clearly, and settle accounts with the finance department regarding reimbursements, penalties, compensation, and other related expenses. Salary will be paid on the 10th of the month following the completion of the handover. If Party B leaves without following the required handover procedures as per Party A’s rules, Party A may temporarily withhold the basic salary (including related commissions or bonuses) until the handover is completed.

Article 30: In any of the following situations, Party B must notify Party A at least 3 working days in advance before terminating the contract:

(1)	During the probation period.

(2)	If Party A forces labor through violence, threats, imprisonment, or illegal restrictions on personal freedom.

(3)	If Party A fails to pay labor compensation or provide working conditions as specified in the contract.

Article 31: If neither Party A nor Party B notifies the other party in writing to terminate the contract within 30 days before the expiration of the contract, the contract will automatically extend for an additional 3 months.

9. Liabilities for Breach of Contract

Article 32: If Party A violates or terminates the labor contract with Party B under any of the following circumstances, Party A shall provide economic compensation in accordance with labor laws and relevant regulations in Beijing:

(1)	If Party A does not provide economic compensation to Party B as required by relevant laws after the termination of the labor contract.

(2)	If Party A terminates the labor contract in violation of the terms agreed in this contract or enters into an invalid labor contract due to Party A's fault, causing damage to Party B, Party A shall bear compensation responsibilities in accordance with labor-related regulations.

(3)	Other situations as applicable.

Article 33: If Party B violates the conditions of this contract by terminating the labor contract or violates confidentiality agreements regarding business secrets, causing economic damage to Party A, Party B shall be liable for compensation according to the extent of the loss.

Article 34: If a labor dispute arises due to the performance of this contract, the parties shall first attempt to resolve the dispute through negotiation. If negotiation fails, either party may apply for arbitration with the Labor Dispute Arbitration Office within sixty days from the date of the labor dispute. Alternatively, either party can apply for arbitration directly at the Labor Dispute Arbitration Committee where Party A is located. If either party disagrees with the arbitration decision, they may file a lawsuit in the People's Court where Party A is located.

10. Other Agreements

Article 35: If Party B receives training, acceptance, or inspection funded by Party A, Party B must sign a supplementary agreement with Party A.

Article 36: Any product created or co-created by Party B during their employment at Party A shall have full ownership and usage rights vested in Party A.

Article 37: Party B is required to truthfully disclose the following information to Party A during the recruitment process: personal identity, address, education, work experience, any criminal record, whether they are employed by any other organization, and physical health condition (e.g., serious illness, infectious diseases, chronic diseases, or any other health issues that may affect normal work). If Party B intentionally provides false information or conceals facts, or if an invalid labor contract is established by fraudulent means, Party A has the right to terminate the contract at any time without providing economic compensation or indemnity. If this results in any losses to Party A, Party B shall compensate for the actual losses incurred.

Article 38: Matters not covered in this contract shall be governed by the "Labor Contract Law of the People's Republic of China" and other relevant laws and regulations.

Article 39: This contract is executed in two copies, one for each party. The contract shall become effective on the date of signing by both parties.

Article 40: The following annexes form an inseparable part of this contract and are equally binding on both parties:

(1)	"Employee Code of Conduct"

(2)	"Intellectual Property Protection Agreement"

(3)	"Confidentiality Agreement"

(4)	"Company Regulations"

(5)	"Non-Compete Agreement"

(6)	Any other supplementary documents that may be signed by both parties as needed.

Article 41: The rules and regulations of Party A (including but not limited to the employee manual, job descriptions, training agreements, etc.) are considered annexes to the contract and have the same legal effect as the contract. Party A has the right to formulate other management system documents to regulate its operations beyond the above-mentioned annexes. These documents, when announced and implemented by Party A, will automatically become annexes to this contract and will be binding on both parties, except where the terms significantly violate the law.

Other Agreements: /

Copies of Party B's ID card and bank card

Party A (Seal)	Party B (Signature)

Seal of Mo Xing Shang Xing (Beijing) Technology Co., Ltd.	/s/ Jianru Yang

Legal Representative or Authorized Agent

(Signature / Seal)	Date of Signing: December 1, 2021